POLICY NUMBER: [VP99999990]

POLICY SPECIFICATIONS

(Sections for Other Coverages)

R16LTC	Accelerated Death Benefit Rider for Long-Term Care
R16LTCV SP [R16LTCV NLGI SP]
	LTC Coverage Amount:	$[500,000]
	Insured:	[John Doe]
	Sex and Age:	[Male 35]
	Couples Discount:	[Yes]
	Rider Effective Date	[September 1, 2016]

[ICC11 P11P1V]	Page [1]

POLICY NUMBER: [VP99999990]

POLICY SPECIFICATIONS

Accelerated Death Benefit Rider for Long-Term Care

Insured:              [John Doe]

Elimination Period:	[90] Days

Minimum LTC Coverage Amount:	$[50,000]

Minimum Monthly Benefit Payment Amount:	$[1,000]

Maximum Per Diem Limitation Percentage:	[125]%

Maximum Monthly Percentage:	[2]%

Deduction of LTC Rider Charge:	[The LTC Rider Charge is assessed monthly and added to the Policy’s Monthly Deduction. If there is insufficient Net Accumulated Value to pay all Monthly Deductions, the LTC Rider Charge will be assessed first.]

ICC16 R16LTCV SP	Page [2]

POLICY NUMBER: [VP99999990]

POLICY SPECIFICATIONS

Table of Maximum Monthly Rider Charge Rates

for Accelerated Death Benefit Rider for Long-Term Care

Insured:	[JOHN DOE]

Maximum Monthly LTC Rider Charge Rates Per $1000.00 of LTC Net Amount at Risk

Policy Year	Rate	Policy Year	Rate	Policy Year	Rate

[1	0.05030	32	0.27600	63	1.90900
2	0.05030	33	0.31700	64	1.98530
3	0.05030	34	0.36420	65	2.06470
4	0.05030	35	0.41060	66	2.14730
5	0.05030	36	0.43260	67	2.23320
6	0.05030	37	0.45590	68	2.32250
7	0.05030	38	0.48050	69	2.41540
8	0.05030	39	0.50640	70	2.51210
9	0.05030	40	0.56720	71	2.61250
10	0.05030	41	0.63380	72	2.71700
11	0.05030	42	0.74490	73	2.82570
12	0.05030	43	0.87350	74	2.93880
13	0.05030	44	1.02200	75	3.05630
14	0.05030	45	1.23240	76	3.17860
15	0.05030	46	1.32470	77	3.30570
16	0.05030	47	1.35480	78	3.43790
17	0.05070	48	1.38500	79	3.57540
18	0.05130	49	1.41740	80	3.71850
19	0.05780	50	1.45070	81	3.86720
20	0.06500	51	1.45070	82	4.02190
21	0.06960	52	1.45070	83	4.18280
22	0.07430	53	1.45070	84	4.35010
23	0.07950	54	1.45070	85	4.52410
24	0.08490	55	1.45070	86	4.70500
25	0.09890	56	1.47970	87+	0.00000]
26	0.11220	57	1.50870
27	0.12720	58	1.56900
28	0.14430	59	1.63180
29	0.16380	60	1.69710
30	0.20900	61	1.76490
31	0.24030	62	1.83550

ICC16 R16LTCV SP	Page [3]